UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2004 (October 25, 2004)

WINDROSE MEDICAL PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (317) 860-8180

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 25, 2004, Norman Zahler, a member of the Board of Trustees (the “Board”) of Windrose Medical Properties Trust (the “Company”) since August 2002, tendered his resignation from the Board and all committees of the Board on which he served, effective immediately. Prior to his resignation, Mr. Zahler served as chairman of the Audit Committee of the Board and as a member of the Board’s Compensation Committee. Mr. Zahler’s departure from the Board was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

     Mr. Gene Zink, current trustee and a member of the Audit Committee of the Board, has been named the new chairman of the Audit Committee. Ms. Jean Wojtowicz and Mr. Stephen Goldsmith, each of whom is currently a trustee and Audit Committee member, will continue to serve as members of the Audit Committee.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST
Date: October 29, 2004	By:	/s/ C. Douglas Hanson
C. Douglas Hanson
Chief Financial Officer